UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2006
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 19, 2006, the board of directors of the company elected Derica W. Rice as senior vice president and chief financial officer, effective May 1, 2006. In connection with this election, the compensation committee of the board approved the following annual salary and annual cash bonus for Mr. Rice effective May 1, 2006:

	Annualized Base Salary	Annualized Bonus*
Derica W. Rice	$712,000	$534,000

*	The bonus amount represents the target bonus under the Eli Lilly and Company Bonus Plan, assuming the listed salary was paid for the entire calendar year. Actual bonuses earned for a given calendar year will be calculated on base salary actually paid for the year and may vary from zero to 200 percent of the target amount, depending on the company’s results relative to predetermined corporate performance measures that are based 25 percent on sales growth and 75 percent on earnings-per-share growth (adjusted for unusual items in accordance with predetermined criteria).
The committee also authorized the grant to Mr. Rice of a non-qualified stock option under the 2002 Lilly Stock Plan for 30,000 shares on May 1, 2006.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 19, 2006, Charles E. Golden, executive vice president and chief financial officer, informed the board of directors of his intent to retire from the company as of April 30, 2006. As a result, Mr. Golden will not stand for reelection at the company’s annual shareholders’ meeting on April 24, 2006. The board elected Derica W. Rice as senior vice president and chief financial officer, effective May 1, 2006, for a term of office expiring on the date of the next following annual meeting of the board of directors to be held in April 2007. Mr. Rice, age 41, joined Lilly in 1990 and has held a range of finance and general management positions in the company. Before assuming his current position of vice president and controller in 2003, Mr. Rice held the positions of general manager of Lilly’s United Kingdom affiliate, executive director of finance for European operations, and director of finance for Lilly Canada, among others.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
Effective February 20, 2006, the board of directors approved amendments to the company’s bylaws. The primary purpose of the amendments is to clarify the respective roles of the offices of chairman of the board, chief executive officer, and president. The amendments also include conforming changes to clarify the temporary emergency succession for those three offices in the event one or more of the incumbents is unable to carry out the duties of the office. Finally, the amendments include other minor changes to update outmoded language in the bylaws.
A copy of the amended bylaws, marked to show the amendments, is attached as Exhibit 3 to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Charles E. Golden
	Name:	Charles E. Golden
Title: Executive Vice President and Chief
Financial Officer

Dated: February 23, 2006

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